Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the (i) Registration Statement (Form S-8 No. 333-123379) pertaining to the SureWest Communications 2000 Equity Incentive plan, (ii) Registration Statement (Form S-8 No. 333-42870) pertaining to the SureWest Communications 2000 Equity Incentive Plan, (iii) Registration Statement (Form S-8 No. 333-42868) pertaining to the SureWest Communications 1999 Restricted Stock Bonus Plan and (iv) Registration Statement (Form S-8 No. 333-87222) pertaining to the SureWest KSOP of our reports dated March 9, 2007, with respect to the consolidated financial statements of SureWest Communications, SureWest Communications management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of SureWest Communications, included in the Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP
Sacramento, California
March 9, 2007